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                                 EXHIBIT a.(ii)

                  Articles Supplementary dated August 30, 2002
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                             ARTICLES SUPPLEMENTARY
                                       OF
                         THE HARTFORD MUTUAL FUNDS, INC.

      The Hartford Mutual Funds, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Maryland, does hereby certify to the State Department of Assessments and Taxation of Maryland:

      FIRST: The Corporation currently has the authority to issue 10,500,000,000 shares of $0.001 par value common stock, having an aggregate par value of $10,500,000, as listed below:

         SERIES                             CLASS A           CLASS B           CLASS C          CLASS Y
                                            SHARES            SHARES            SHARES           SHARES
The Hartford Advisers Fund                  175,000,000      75,000,000       110,000,000      100,000,000

The Hartford Bond Income
Strategy Fund                               125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Capital Appreciation
Fund                                        285,000,000     175,000,000       110,000,000       50,000,000

The Hartford Dividend and                   325,000,000      75,000,000        50,000,000       50,000,000
Growth Fund

The Hartford Focus Fund                     125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Focus Growth Fund              125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Global
Communications Fund                         125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Global Financial
Services Fund                               125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Global Health Fund             125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Global Leaders Fund            125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Global Technology
Fund                                        125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Growth and
Income Fund                                 125,000,000      75,000,000        50,000,000       50,000,000

The Hartford High Yield Fund                125,000,000      75,000,000        50,000,000       50,000,000

The Hartford International Capital
Appreciation Fund                           125,000,000      75,000,000        50,000,000       50,000,000

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
The Hartford International
Opportunities Fund                          125,000,000      75,000,000        50,000,000       50,000,000

The Hartford International Small
Company Fund                                125,000,000      75,000,000        50,000,000       50,000,000

The Hartford MidCap Fund                    125,000,000      75,000,000       110,000,000       50,000,000

The Hartford MidCap Value Fund              125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Money Market Fund            1,000,000,000     500,000,000       500,000,000      500,000,000

The Hartford Small Company Fund             125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Stock Fund                     125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Value Fund                     125,000,000      75,000,000        50,000,000       50,000,000

      SECOND: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article IV of the Corporation's charter and in accordance with Sections 2-208 and 2-208.1 of the Maryland General Corporation Law, the Board of Directors has duly authorized an increase in the Corporation's authorized shares of $0.001 par value common stock to 11,000,000,000, having an aggregate par value of $11,000,000, and the reclassification of such shares as set forth below:

         SERIES                           CLASS A           CLASS B           CLASS C          CLASS Y
                                          SHARES            SHARES            SHARES           SHARES
The Hartford Advisers Fund                375,000,000     175,000,000       110,000,000      100,000,000

The Hartford Bond Income
Strategy Fund                             125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Capital Appreciation
Fund                                      285,000,000     175,000,000       110,000,000       50,000,000

The Hartford Dividend and
Growth Fund                               325,000,000      75,000,000        50,000,000       50,000,000

The Hartford Focus Fund                   125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Focus Growth Fund            125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Global
Communications Fund                       125,000,000      75,000,000        50,000,000       50,000,000

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
The Hartford Global Financial
Services Fund                             125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Global Health Fund           125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Global Leaders Fund          125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Global Technology
Fund                                      125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Growth and
Income Fund                               125,000,000      75,000,000        50,000,000       50,000,000

The Hartford High Yield Fund              125,000,000      75,000,000        50,000,000       50,000,000

The Hartford International Capital
Appreciation Fund                         125,000,000      75,000,000        50,000,000       50,000,000

The Hartford International
Opportunities Fund                        125,000,000      75,000,000        50,000,000       50,000,000

The Hartford International Small
Company Fund                              125,000,000      75,000,000        50,000,000       50,000,000

The Hartford MidCap Fund                  125,000,000      75,000,000       110,000,000       50,000,000

The Hartford MidCap Value Fund            125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Money Market Fund          1,200,000,000     500,000,000       500,000,000      500,000,000

The Hartford Small Company Fund           125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Stock Fund                   125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Value Fund                   125,000,000      75,000,000        50,000,000       50,000,000

      THIRD: Shares of the Corporation's Class A, B, C and Y Common Stock shall have all of the rights, preferences and privileges as set forth in the Corporation's charter and as set forth in the Corporation's current prospectuses, statements of additional information and multiple class plans.

      FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

      FIFTH: The total number of shares of capital stock that the Corporation has authority to issue has been increased by the Board of Directors of the Corporation in accordance with Section 2-105(c) of the Maryland General Corporation Law.
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      IN WITNESS WHEREOF, The Hartford Mutual Funds, Inc. has caused these
Articles Supplementary to be duly executed by Kevin J. Carr, its Vice President, and attested to by Daniel E. Burton, its Assistant Secretary, this 30th day of August, 2002.

                                             The Hartford Mutual Funds, Inc.
Attest:
                                       By:   /s/ Kevin J. Carr
                                             ----------------------------------
/s/ Daniel E. Burton                         Vice President
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Assistant Secretary

      I, Kevin J. Carr, Vice President of The Hartford Mutual Funds, Inc., hereby acknowledge, in the name and on behalf of said corporation, the foregoing Articles Supplementary to be the corporate act of said corporation and I further certify that, to the best of my knowledge, information, and belief, these matters and facts are true in all material respects, under the penalties of perjury.

                                             /s/ Kevin J. Carr
                                             ----------------------------------
                                             Kevin J. Carr